UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices, including zip code)
(713) 296-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 20, 2010, Apache Corporation (“Apache”) filed a Current Report on Form 8-K (the “Current Report”) describing three definitive purchase and sale agreements (the “BP Purchase Agreements”) to acquire properties in the Permian Basin, the Western Canada Sedimentary Basin and the Western Desert of Egypt from subsidiaries of BP plc (collectively, “BP”) for aggregate consideration of approximately $7.0 billion. The Current Report contemplated that the BP Purchase Agreements would be filed pursuant to an amendment to the Current Report. The purpose of this amendment is to file as exhibits the BP Purchase Agreements.
     The BP Purchase Agreements have been filed with this amendment to the Current Report to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Apache. The representations, warranties and covenants contained in the BP Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the BP Purchase Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the BP Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apache or BP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the BP Purchase Agreements, which subsequent information may or may not be fully reflected in Apache’s public disclosures.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

2.1*	Purchase and Sale Agreement by and between BP America Production Company and ZPZ Delaware I LLC dated July 20, 2010.

2.2*	Partnership Interest and Share Purchase and Sale Agreement by and between BP Canada Energy and Apache Canada Ltd. dated July 20, 2010.

2.3*	Purchase and Sale Agreement by and among BP Egypt Company, BP Exploration (Delta) Limited and ZPZ Egypt Corporation LDC dated July 20, 2010.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: July 20, 2010	By:	/s/ Becky Hoyt
Becky Hoyt Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Purchase and Sale Agreement by and between BP America Production Company and ZPZ Delaware I LLC dated July 20, 2010.

2.2*	Partnership Interest and Share Purchase and Sale Agreement by and between BP Canada Energy and Apache Canada Ltd. dated July 20, 2010.

2.3*	Purchase and Sale Agreement by and among BP Egypt Company, BP Exploration (Delta) Limited and ZPZ Egypt Corporation LDC dated July 20, 2010.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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